Exhibit 23.1








                     Consent of Independent Accountants



The Board of Directors
Gulf West Banks, Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-83205 and No. 333-58589) of Gulf West Banks, Inc. of our report dated April 15, 2002 relating to the consolidated condensed financial statements, which appear in this Form 10-Q.



/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
April 30, 2002